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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated February 17, 2000 on the financial statements of Vitamins.com, Inc. in this Form 8-K. It should be noted that we have not audited any financial statements of Vitamins.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                                /s/ ARTHUR ANDERSEN LLP
Vienna, Virginia
February 22, 2001